Exhibit 15.2

Deloitte Touche Tohmatsu A.B.N. 74 490 121 060

Grosvenor Place
225 George Street
Sydney NSW 2000
PO Box N250 Grosvenor Place
Sydney NSW 1220 Australia

DX 10307SSE
Tel: +61 (0) 2 9322 7000
Fax: +61 (0) 2 9322 7001
www.deloitte.com.au

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No.’s 333-163952 and 333-167860 on Form F-3 of our report dated April 20, 2011, relating to the consolidated financial statements of Prime Infrastructure Holdings Limited, appearing in this Form 20F/A of Brookfield Infrastructure Partners L.P. for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Sydney, Australia

May 10, 2011